Exhibit 99.2

Annual and Special

Meeting

of

Shareholders

To Be Held On

December 9, 2004

OPEN TEXT CORPORATION

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

Thursday, December 9, 2004

The annual and special meeting (the “Meeting”) of the holders of common shares (the “Common Shares”) of Open Text Corporation (“Open Text” or the “Company”) will be held at The Toronto Stock Exchange Conference Centre, 130 King Street West, The Exchange Tower, Toronto, Ontario, Canada, M5X 1J2, on Thursday, December 9, 2004 at 10:00 a.m. (Toronto time) for the following purposes:

1.	to receive the financial statements of the Company for the year ended June 30, 2004, together with the report of the auditors thereon;

2.	to elect directors;

3.	to re-appoint auditors and authorize the directors to fix their remuneration;

4.	to consider and, if thought advisable, approve a resolution authorizing the adoption of the 2004 Stock Option Plan and to approve the proposed maximum number of Common Shares issuable thereunder;

5.	to consider and, if thought advisable, approve a resolution authorizing the adoption of the 2004 Employee Stock Purchase Plan and to approve the proposed maximum number of Common Shares issuable thereunder;

6.	to consider and, if thought advisable, approve a resolution authorizing the adoption of the Shareholder Rights Plan; and

7.	to transact such other business as may properly come before the meeting or any adjournment thereof.

A holder of Common Shares of record at the close of business on Monday, November 8, 2004, will be entitled to vote at the Meeting unless the shareholder has transferred any Common Shares after that date and the transferee properly establishes ownership of such Common Shares and demands, prior to the commencement of the Meeting, that the transferee’s name be included in the list of shareholders eligible to vote at the Meeting.

All shareholders are cordially invited to attend the Meeting. Shareholders who are unable to attend the Meeting in person are urged to complete, date and sign the enclosed form of proxy and return it to the Company’s transfer agent in the enclosed envelope or by facsimile to (416) 263-9524. To be effective, the completed form of proxy must be received by the Company’s transfer agent, Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 before 5:00 p.m. (Toronto time) on December 7, 2004. The return of the form of proxy will not affect your right to vote in person if you attend the meeting.

The Company’s annual report and the financial statements of the Company for the year ended June 30, 2004, together with the report of the auditors thereon, the management information circular, the form of proxy and the supplemental mailing card accompany this notice. The management information circular is deemed to form part of this notice.

November 8, 2004

By order of the Board of Directors

Sheldon Polansky

Secretary

OPEN TEXT CORPORATION

MANAGEMENT INFORMATION CIRCULAR

FOR THE

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

Thursday, December 9, 2004

SOLICITATION OF PROXIES

This management information circular (the “Circular”) and accompanying form of proxy are furnished in connection with the solicitation, by management of Open Text Corporation (“Open Text” or the “Company”), of proxies to be used at the Company’s annual and special meeting (the “Meeting”) of holders of common shares of the Company (the “Common Shares”) to be held on Thursday, December 9, 2004 or at any adjournment thereof. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement or by telephone, by directors, officers or employees of the Company without special compensation, or by the Company’s transfer agent, Computershare Trust Company of Canada, at nominal cost. The cost of solicitation will be borne by the Company.

APPOINTMENT OF PROXYHOLDER

The persons specified in the enclosed form of proxy are officers of the Company. Each shareholder has the right to appoint as proxyholder a person (who need not be a shareholder of the Company) other than the persons designated by management of the Company in the enclosed form of proxy to attend and act on the shareholder’s behalf at the Meeting or at any adjournment thereof. Such right may be exercised by inserting the name of the person in the blank space provided in the enclosed form of proxy or by completing another form of proxy.

A person or company whose name appears on the books and records of the Company as a holder of Common Shares is a registered shareholder. A non-registered shareholder is a beneficial owner of Common Shares whose shares are registered in the name of an intermediary (such as a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates).

Registered Shareholders

A registered shareholder can vote Common Shares owned by it at the Meeting in one of two ways – either in person at the Meeting or by proxy. A registered shareholder who wishes to vote in person at the Meeting should not complete or return the form of proxy included with this Circular. Those registered shareholders choosing to attend the Meeting will have their votes taken and counted at the Meeting. A registered shareholder who does not wish to attend the Meeting or does not wish to vote in person should properly complete and deliver the enclosed form of proxy, and the Common Shares represented by the shareholder’s proxy will be voted or withheld from voting in accordance with the instructions indicated on the form of proxy, or any ballot that may be called at the Meeting or any adjournment thereof.

A registered shareholder may submit his or her proxy by mail or by facsimile in accordance with the instructions below.

Voting by Mail. A registered shareholder may vote by mail by completing, dating and signing the enclosed form of proxy and returning it using the envelope provided or otherwise to the attention of the Proxy Department of Computershare Trust Company of Canada, the Company’s transfer agent, at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.

Voting by Facsimile. A registered shareholder may vote by facsimile by completing, dating and signing the enclosed form of proxy and returning it by facsimile to Computershare Trust Company of Canada at (416) 263-9524.

To be effective, a proxy must be received by Computershare Trust Company of Canada no later than 5:00 p.m. (Toronto time) on December 7, 2004 or, if the Meeting is adjourned, 48 hours (Saturdays, Sundays and holidays excepted) prior to the time of holding of the Meeting or any adjournment thereof.

Non-Registered Shareholders

The Company has distributed copies of this Circular and accompanying Notice of Meeting to intermediaries for distribution to non-registered shareholders. Unless the non-registered shareholder has waived his or her rights to receive these materials, an intermediary is required to deliver them to the non-registered shareholder and to seek instructions on how to vote the Common Shares beneficially owned by the non-registered shareholder. In many cases, intermediaries will have used a service company to forward these Meeting materials to non-registered shareholders.

Non-registered shareholders who receive these Meeting materials will typically be given the ability to provide voting instructions in one of two ways.

Usually a non-registered shareholder will be given a voting instruction form which must be completed and signed by the non-registered shareholder in accordance with the instructions provided by the intermediary. In this case, a non-registered shareholder cannot use the mechanisms described above for registered shareholders and must follow the instructions provided by the intermediary (which in some cases may allow the completion of the voting instruction form by telephone or the Internet).

Occasionally, however, a non-registered shareholder may be given a proxy that has already been signed by the intermediary. This form of proxy is restricted to the number of Common Shares beneficially owned by the non-registered shareholder but is otherwise not completed. This form of proxy does not need to be signed by the non-registered shareholder. In this case, the non-registered shareholder can complete the proxy and vote by mail or facsimile only, as described above.

These procedures are designed to enable non-registered shareholders to direct the voting of their Common Shares. Any non-registered shareholder receiving either a form of proxy or a voting instruction form who wishes to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), should strike out the names of the persons identified in the form of proxy as the proxyholder and insert the non-registered shareholder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, following the corresponding instructions provided by the intermediary. In either case, the non-registered shareholder should carefully follow the instructions provided by the intermediary.

REVOCATION OF PROXIES

A shareholder who has given a proxy may revoke it by depositing an instrument in writing signed by the shareholder or by the shareholder’s attorney, who is authorized in writing, or by transmitting, by telephonic or electronic means, a revocation signed by electronic signature by the shareholder or by the shareholder’s attorney, who is authorized in writing, to the attention of the Secretary of the Company at 185 Columbia Street, Waterloo, Ontario N2L 5Z5, facsimile no. (519) 888-0254, at any time up to 5:00 p.m. (Toronto time) on the last business date preceding the day of the Meeting, or in the case of any adjournment of the Meeting, 5:00 p.m. (Toronto time) on the last business day preceding the date of the adjournment, or with the Chair of the Meeting on the day of, and prior to the start of, the Meeting or any adjournment thereof. A shareholder may also revoke a proxy in any other manner permitted by law.

VOTING OF PROXIES

On any ballot that may be called for, Common Shares represented by properly executed proxies in favour of the person designated by management of the Company in the enclosed form of proxy will be voted for or withheld from voting in accordance with the instructions given thereon. If a specification is not made with respect to any matter, the Common Shares will be voted on such matter as stated therein.

The enclosed form of proxy confers discretionary authority upon the person specified therein with respect to amendments or variations to matters identified in the accompanying Notice of Meeting, and with respect to other matters which may properly come before the Meeting or any adjournment thereof. As of the date of this Circular, management of the Company is not aware of any such amendment, variation or other matter to come before the Meeting. However, if any amendments or variations to matters identified in the accompanying Notice of Meeting, or any other matters that are not now known to management, should properly come before the Meeting or any adjournment thereof, the Common Shares represented by properly executed proxies given in favour of the persons designated by management of the Company in the enclosed form of proxy will be voted on such matters pursuant to such discretionary authority.

INTERPRETATION

Unless otherwise specified herein, all references to dollar amounts shall be to U.S. dollars. The prefix “C” before a specified dollar amount designates Canadian dollars.

VOTING SHARES

Voting Shares

As at October 15, 2004, the Company had 50,651,902 Common Shares outstanding.

Under normal conditions, confidentiality of voting is maintained by virtue of the fact that proxies and votes are tabulated by the Company’s transfer agent. However, such confidentiality may be lost as to any proxy or ballot if a question arises as to its validity or revocation or any other like matter. Loss of confidentiality may also occur if the Board decides that disclosure is in the interest of the Company or its shareholders.

At least two persons present at the Meeting and holding or representing by proxy not less than 33 1/3 percent of the issued and outstanding Common Shares entitled to voting rights at the Meeting will constitute a quorum. Each Common Share is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting. A simple majority of votes cast at the Meeting, whether in person, by proxy or otherwise, will constitute approval of any matter submitted to a vote.

Record Date

The board of directors of the Company (the “Board” or “Board of Directors”) has fixed Monday, November 8, 2004 (the “Record Date”) as the record date for the Meeting. Any holder of Common Shares of record at the close of business on the Record Date is entitled to vote the Common Shares registered in such shareholder’s name at that date on each matter to be acted upon at the Meeting, except to the extent that such shareholder has subsequently transferred any of such Common Shares, and the transferee of those Common Shares establishes such shareholder’s ownership of such Common Shares and demands, prior to the commencement of the Meeting, that such shareholder’s name be included in the list of shareholders prepared for the Meeting. In such case, the transferee is entitled to vote such Common Shares on each matter to be acted upon at the Meeting.

Principal Shareholders

To the knowledge of the directors and officers of the Company, as at October 15, 2004, no person or company beneficially owned, directly or indirectly, or exercised control or direction over, more than 10% of the voting rights attached to the outstanding Common Shares.

MATTERS TO BE ACTED UPON AT THE MEETING

1. Election of Directors

The Board of Directors has fixed the number of directors to be elected at the Meeting at nine. Each director will hold office, subject to the provisions of the Company’s by-laws, until the next annual meeting of shareholders or until the successor of such director is duly elected or appointed.

The Board of Directors recommends a vote “for” the election of each of its proposed nominees to serve on the Company’s Board of Directors until the next annual meeting of shareholders. In the absence of a contrary instruction, the persons designated by management of the Company in the enclosed form of proxy intend to vote FOR the election of directors of the proposed nominees whose names are set forth below, each of whom has been a director since the date indicated below opposite the proposes nominee’s name. The nominees set forth below have consented to being named in this Circular and to serve if elected. Management does not contemplate that any of the proposed nominees will be unable or unwilling to serve as a director, but if that should occur for any reason prior to the Meeting, the Common Shares represented by properly executed proxies given in favour of such proposed nominee(s) may be voted by the persons designated by management of the Company in the enclosed form of proxy, in their discretion, in favour of another nominee.

The following table sets forth information with respect to each person proposed to be nominated for election as a director, including the number of Common Shares beneficially owned, directly or indirectly, or over which control or direction was exercised, by such person or the person’s associate or affiliate as at October 15, 2004. The information as to shares beneficially owned, directly or indirectly, or over which control or direction is exercised, not being within the knowledge of the Company, has been furnished by the respective proposed nominees individually.

Name	Principal Occupation	Director Since	Number of Common Shares Owned
P. Thomas Jenkins Ontario, Canada	Chairman and Chief Executive Officer of the Company	December 1994	1,021,100

John Shackleton Illinois, U.S.A.	President of the Company	January 1999	6,228

Randy Fowlie(2)(3) Ontario, Canada	Chief Operating Officer and Chief Financial Officer of Inscriber Technology Corporation, a private software company and Lead Director of the Company	March 1998	500

Carol Coghlan Gavin Illinois, U.S.A.	Retired, Director of Tellabs Foundation	N/A	0

Peter J. Hoult(2) Ontario, Canada	Strategic Business Consultant with Peter Hoult Management Consultants, a private consulting firm	December 2002	2,000

Brian Jackman(1)(3) Illinois, U.S.A.	Retired, Director of various public companies as noted below	December 2002	12,000

Ken Olisa(2) London, United Kingdom	Chairman and Chief Executive Officer of Interregnum Plc., a public IT investment and advisory corporation	January 1998	0

Stephen J. Sadler Ontario, Canada	Chairman and Chief Executive Officer of Enghouse Systems Limited, a publicly traded Canadian software and services company	September 1997	182,600

Michael Slaunwhite(1)(2) Ontario, Canada	Chairman and Chief Executive Officer of Halogen Software Inc., a private software company	March 1998	6,000

Notes:

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Corporate Governance Committee.

The following sets out the principal occupation, business or employment of each director and other biographical information.

P. Thomas Jenkins has served as a director of the Company since December 1994 and as Chief Executive Officer of the Company from July 1997. From December 1994 to July 1997, Mr. Jenkins held progressive executive positions within the Company. From December 1989 until June 1994, he held several executive positions with DALSA, Inc., an electronic imaging manufacturer. Mr. Jenkins received an M.B.A. in technology management from York University, a M.A. Sc. in electrical engineering from the University of Toronto and a B. Eng. Mgt. in technology and commerce from McMaster University.

Randy Fowlie has served as a director of the Company since March 1998. From June 1999 to the present, Mr. Fowlie has held the position of Chief Operating Officer and Chief Financial Officer of Inscriber Technology Corporation, a computer software company, and from February 1998 to June 1999, Mr. Fowlie was the Chief Financial Officer thereof. Prior thereto, Mr. Fowlie worked with KPMG Chartered Accountants since 1984 and was a partner from 1995. Mr. Fowlie is currently a member of the board of Inscriber Technology Corporation and CTT Communitech Technology Association. Mr. Fowlie received a B.B.A. (Honours) from Wilfrid Laurier University and he is a Chartered Accountant.

Carol Coghlan Gavin serves as a director of Tellabs Foundation and is also a member of the board of visitors for the University of Illinois College of Law. From 1988 until her retirement in June 2001, Ms. Gavin held various positions with Tellabs, Inc., a U.S. based manufacturer of telecommunications equipment, most recently as Senior Vice President, General Counsel and Secretary. Ms. Gavin received a bachelor’s degree from the University of Illinois and graduated from the University of Illinois College of Law. Ms. Gavin was admitted to the Illinois State Bar in 1980.

Peter Hoult has served as a director of the Company since December 2002. Mr. Hoult is a strategic business consultant with Peter Hoult Management Consultants, a firm he founded in 1993. Mr. Hoult acts as a director of Halogen Software Inc. From 1996 to 2000, Mr. Hoult was a Visiting Professor of Strategic Marketing at Babcock (Wake Forest University) and Fuqua (Duke University) Post-Graduate Business Schools. From 1972 to 1990, Mr. Hoult held various senior executive management positions with RJ Reynolds Industries. Mr. Hoult received a B.A. (Honours) in psychology from the University of Reading and he pursued graduate research at the London School of Economics.

Brian Jackman has served as a director of the Company since December 2002. Mr. Jackman also serves as a director of Stratos International, Inc. and PCTEL, Inc. From 1982 until his retirement in September 2001, Mr. Jackman held various positions with Tellabs, Inc., a U.S. based manufacturer of telecommunications equipment, most recently as Executive Vice-President, President, Global Systems and Technologies and as a member of the board of directors of the company. Mr. Jackman received a B.A. from Gannon University and an M.B.A. from Penn State University.

Ken Olisa has served as a director of the Company since January 1998. He is the Chairman & CEO of Interregnum Plc., a U.K. information technology advisory and investment company, which he founded in 1992. From 1981 to 1992, Mr. Olisa held various positions with Wang Laboratories Inc., lastly, that of Senior Vice President and General Manager, Europe, Africa and Middle East. After winning an IBM scholarship to Fitzwilliam College, Cambridge where he read Natural, Social, Political and Management Sciences, Mr. Olisa worked for IBM from 1974 to 1981. His current appointments include Chairman of UK-based Metapraxis Ltd and as a director of several other private information technology companies. Mr. Olisa is a UK Postal Services Commissioner; a Liveryman of the Worshipful Company of Information Technologists; a Freeman of the City of London; Chairman of Thames Reach Bondway, a charity working to shelter and resettle the homeless in London; and a Governor of the Peabody Trust.

Stephen J. Sadler has served as a director of the Company since September 1997. From April 2000 to present, Mr. Sadler has served as the Chairman and CEO of Enghouse Systems Limited, a software engineering company that develops geographic information systems as well as Interactive voice response systems. Mr. Sadler was previously the Executive Vice President and Chief Financial Officer of GEAC from 1987 to 1990, was President and Chief Executive Officer thereof from 1990 to 1996, was Vice Chairman thereof from 1996 to 1998, and was Senior Advisor to GEAC on acquisitions until May 1999. Prior to Mr. Sadler’s involvement with GEAC, he held executive positions with Phillips Electronics Limited and Loblaws Companies Limited. Currently Mr. Sadler is a Chairman of Helix Investments (Canada) Inc., a position he has held since early 1998. Mr. Sadler is also currently a director of Enghouse Systems Limited, Cyberplex Inc. and Belzberg Technologies Ltd., as well as being a director of several private companies in the high tech industry. Mr. Sadler holds a B.A. Sc. (Honours) in industrial engineering and an M.B.A and he is a Chartered Accountant.

John Shackleton has served as a director of the Company since January 1999 and as the President of the Company since November 1998. From July 1996 to 1998, Mr. Shackleton served as President of the Platinum Solution division for Platinum Technology Inc. Prior to that he served as Vice President of Professional Services for the Central U.S. and South America at Sybase, Inc., as Vice President of Worldwide Consulting at ViewStar Corp., a document management imaging company, and he directed several consulting practices for Oracle Systems Corp. Mr. Shackleton is also currently a director of OmniViz, Inc.

Michael Slaunwhite has served as a director of the Company since March 1998. Mr. Slaunwhite has served as CEO and Chairman of Halogen Software Inc., a leading developer and vendor of web-based software that improves HR and line manager productivity, from 2000 to present, and as President and Chairman thereof from 1995 to 2000. From 1994 to 1995, Mr. Slaunwhite was an independent consultant to a number of companies assisting them with strategic and financing plans. Mr. Slaunwhite was Chief Financial Officer of Corel Corporation from 1988 to 1993. Mr. Slaunwhite is a director of several private companies in the high tech industry. Mr. Slaunwhite holds a B.A. Commerce (Honours) from Carleton University.

2. Re-Appointment of Independent Auditors and Authorization of Directors to fix their Remuneration

KPMG LLP are the current auditors of the Company. At the Meeting, holders of the Common Shares will be requested to re-appoint KPMG LLP, Chartered Accountants, as the independent auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board of Directors to fix the auditors’ remuneration. KPMG LLP were first appointed as auditors of the Company on April 5, 2001.

During fiscal 2004 and 2003, the Company paid the following fees to KPMG LLP for audit services and non-audit services:

Audit Fees

Audit fees were approximately $1,102,748 for fiscal 2004 and $484,176 for fiscal 2003. Such fees were for professional services rendered for the audits of the Company’s consolidated financial statements and the review of financial information included in the Company’s quarterly reports on Form 10-Q and fees related to filings with the Securities and Exchange Commission and accounting consultations.

Audit-Related Fees

Audit-related fees were approximately $154,364 for fiscal 2004 and $85,008 for fiscal 2003. Such fees were for accounting consultations concerning financial accounting and reporting standards.

Tax Fees

The total fees for tax services were approximately $424,538 for fiscal 2004 and $74,237 for fiscal 2003. The fees were for services related to: tax compliance, including the preparation of tax returns, tax planning and tax advice, advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

All Other Fees

There were no fees for other services for fiscal years 2004 and 2003.

The Board of Directors recommends a vote “for” the re-appointment of KPMG LLP as independent auditors for the Company until the next annual meeting of shareholders or until a successor is appointed and “for” authorizing the Board of Directors to fix the auditors’ remuneration. In the absence of a contrary instruction, the persons designated by management of the Company in the enclosed form of proxy intend to vote FOR the re-appointment of KPMG LLP as auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed and the authorization of the Board of Directors to fix the remuneration of the auditors.

3. Adoption of the 2004 Stock Option Plan

At the Meeting, the shareholders will be asked to consider and, if thought advisable, to approve, with or without amendment, a resolution (the “2004 Option Plan Resolution”) authorizing the adoption of the 2004 Stock Option Plan of the Company (the “2004 Option Plan”). Under the 2004 Option Plan, 1,600,000 Common Shares will be issuable pursuant to the exercise of options granted thereunder. The terms of the 2004 Option Plan will be identical to those of the 1998 Stock Option Plan of the Company (the “1998 Option Plan”) with the following differences:

1.	non-employee directors of the Company will not be eligible to receive options under the 2004 Option Plan;

2.	the Company will be prohibited from repricing any option granted under the 2004 Option Plan; and

3.	the maximum term of options granted under the 2004 Option Plan will be seven rather than ten years.

The terms of the 1998 Option Plan are discussed below (see “Executive Compensation – Stock Option Plans”). The text of the 2004 Option Plan Resolution is attached as Schedule “A” hereto.

The Board of Directors has determined it is advisable to adopt the 2004 Option Plan as it believes that the 2004 Option Plan will further the Company’s ability to attract, motivate and retain key personnel given the competitive market for individuals with superior talent and experience in which the Company operates, and accordingly is in the best interests of shareholders. The 2004 Option Plan has been conditionally approved by the Toronto Stock Exchange (the “TSX”), subject to shareholder approval.

If the 2004 Option Plan Resolution is approved, no options will be granted under the 2004 Option Plan to non-employee directors. As at October 15, 2004, 208,400 Common Shares remained issuable pursuant to the grant of new options under the 1998 Option Plan. The Company intends to limit all future grants of options under the 1998 Option Plan to non-employee directors of the Company. As at the date hereof, any future grants of options to non-employee directors will be limited to grants under the 1998 Option Plan.

The 2004 Option Plan Resolution must be approved by a majority of the votes cast by the holders of Common Shares present or represented by proxy at the Meeting, excluding senior officers of the Company and their respective associates. To the knowledge of the Company, the number of votes to be so excluded is 1,428,352 as at November 3, 2004.

The Board of Directors recommends a vote “for” the adoption of the 2004 Option Plan. In the absence of a contrary instruction, the persons designated by management of the Company in the enclosed form of proxy intend to vote FOR the 2004 Option Plan Resolution.

The complete text of the 2004 Option Plan is available to any shareholder on request from the Secretary of the Company. Shareholders wishing to receive a copy of the 2004 Option Plan should contact the Company by telephone (519) 888-7111, by facsimile (519) 888-0254 or by e-mail secretary@opentext.com.

4. Adoption of the 2004 Employee Stock Purchase Plan

At the Meeting, the shareholders will be asked to consider and, if deemed advisable, to approve, with or without variation, a resolution (the “Stock Purchase Plan Resolution”) authorizing the adoption of the 2004 Employee Stock Purchase Plan of the Company (the “ESPP”). Under the ESPP, 1,000,000 Common Shares will be reserved for issuance. The text of the Stock Purchase Plan Resolution is attached as Schedule “B” hereto.

The ESPP is intended to encourage share ownership by all eligible employees of the Company, and its participating subsidiaries, including controlled subsidiaries, so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. Under the current employee stock purchase plan, participation is limited to eligible employees of the Company and its wholly-owned subsidiaries.

The Compensation Committee administers the ESPP. Eligible employees who are enrolled in the ESPP accumulate funds for the purchase of Common Shares through payroll deduction, subject to maximum limits on deductions set out in the ESPP. Eligible employees may subscribe to purchase Common Shares from the treasury of the Company during six-month purchase periods at a price equal to 85% of the lesser of: (1) the weighted average price of the last trading day of the preceding purchase period or (2) the weighted average price of the last trading day of the current purchase period. No amendment may be made to the ESPP to increase the effective discount to the purchase price at which Common Shares may be purchased by eligible employees without the approval of the shareholders of the Company. Eligible employees’ right to purchase shares under the ESPP is limited to a maximum of US$25,000 worth of Common Shares in any calendar year. A participant may suspend further payroll deductions prior to the end of an ESPP period in accordance with the ESPP; however, upon suspension of payroll deductions a participant may not elect to participate further in the plan until the next ESPP purchase period. Prior to the end of a purchase period, any participant may withdraw from the plan in accordance with the ESPP and all of the participant’s aggregate payroll deductions for that purchase period will be refunded to the participant. A participant who withdraws from the plan will not be eligible to participate in the plan again before the next purchase period. The ESPP has been conditionally approved by the TSX, subject to shareholder approval.

The Stock Purchase Plan Resolution must be approved by a majority of the votes cast by the holders of Common Shares present or represented by proxy at the Meeting, excluding senior officers of the Company and their respective associates. To the knowledge of the Company, the number of votes to be so excluded is 1,428,352 as at November 3, 2004.

The Board of Directors recommends a vote “for” the adoption of the ESPP. In the absence of a contrary instruction, the persons designated by management of the Company in the enclosed form of proxy intend to vote FOR the Stock Purchase Plan Resolution.

The complete text of the ESPP is available to any shareholder on request from the Secretary of the Company. Shareholders wishing to receive a copy of the ESPP should contact the Company by telephone (519) 888-7111, by facsimile (519) 888-0254 or by e-mail secretary@opentext.com.

5. Approval of the Shareholder Rights Plan

At the meeting, the shareholders will be asked to consider and, if deemed advisable, to approve, with or without variation, a resolution (the “Rights Plan Resolution”) authorizing the adoption of the Shareholders Rights Plan of the Company (the “Rights Plan”). The text of the Rights Plan Resolution is attached as Schedule “C” hereto.

Background

The Company and Computershare Trust Company of Canada (the “Rights Agent”) entered into an agreement dated as of November 1, 2004 to implement the Rights Plan. The Rights Plan creates a right (which may only be exercised if a person acquires control of 20% or more of the Common Shares) for each shareholder, other than the person that acquires 20% or more of the Common Shares, to acquire additional Common Shares at one-half of the market price at the time of exercise. This significantly dilutes the share position of the person that acquires 20% or more of the Common Shares and practically prevents that person from acquiring control of 20% or greater of the Common Shares unless the rights plan has been withdrawn or the buyer makes a Permitted Bid (as discussed below). The most common approaches that a buyer may take to have a rights plan withdrawn are to negotiate with the Board of Directors to have the rights plan waived, or to apply to a securities commission to order withdrawal of the rights plan if the Company cannot develop an auction. Both of these approaches will give the Board of Directors more time and control over any sale process and increase the likelihood of a better offer to the Company’s shareholders. See “Objectives of the Rights Plan” below.

Under the terms of the Rights Plan, the continued existence of the Rights Plan must be approved and reconfirmed by the Independent Shareholders (as defined in the Rights Plan) on or before the date of the Company’s 2007 annual meeting. An “Independent Shareholder” is generally any shareholder other than an “Acquiring Person” (as defined in the Rights Plan) and its associates and affiliates. As of the date of this Circular, the Company is not aware of any shareholder that would not be considered an Independent Shareholder, and therefore it is anticipated that all shareholders will be eligible to vote their Common Shares on the resolution set forth in Schedule “C” hereto.

Summary of the Rights Plan and Copy of the Agreement

A summary of the key features of the Rights Plan is attached as Schedule “D” hereto. All capitalized terms used in this section of the Circular and Schedule “D” have the meaning set forth in the Rights Plan unless otherwise indicated. The complete text of the Rights Plan is available on SEDAR at www.sedar.com and is also available to any shareholder on request from the Secretary of the Company. Shareholders wishing to receive a copy of the Rights Plan should contact the Company by telephone (519) 888-7111, by facsimile (519) 888-0254 or by e-mail secretary@opentext.com.

Objectives of the Rights Plan

The Rights Plan is not being adopted or approved in response to or in anticipation of any pending or threatened take-over bid, nor to deter take-over bids generally. As of the date of this Circular, the Board of Directors was not aware of any third party considering or preparing any proposal to acquire control of the Company. The primary objectives of the Rights Plan are to ensure that, in the context of a bid for control of the Company through an acquisition of the Common Shares, the Board of Directors has sufficient time to explore and develop alternatives for maximizing shareholder value, to provide adequate time for competing bids to emerge, to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid and lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid. The Rights Plan in no way prohibits a change of control of the Company in a transaction that is fair and in the best interests of all shareholders of the Company. The rights of shareholders to seek a change in the management of the Company or to influence or promote action of management in a particular manner will not be affected by the Rights Plan. The approval of the Rights Plan does not affect the duty of a director to act honestly and in good faith with a view to the best interests of the Company and its shareholders.

In approving the Rights Plan, the Board of Directors considered the following concerns inherent in the existing legislative framework governing take-over bids in Canada:

(a)	Time. Current legislation permits a take-over bid to expire in 35 days. The Board of Directors is of the view that this generally is not sufficient time to permit shareholders to consider a take-over bid and to make a reasoned and considered decision. The Rights Plan provides a mechanism whereby the minimum expiry period for a Take-over Bid must be 60 days after the date of the bid and the bid must remain open for a further period of ten Business Days after the Offeror publicly announces that the Common Shares deposited or tendered and not withdrawn constitute more than 50% of the Common Shares outstanding held by Independent Shareholders (generally, shareholders other than the Offeror or Acquiring Person (someone who beneficially owns greater than 20% of the outstanding Common Shares), their Associates and Affiliates, and Persons acting jointly or in concert with the Offeror or Acquiring Person). The Rights Plan is intended to provide shareholders with adequate time to properly evaluate the offer and to provide the Board of Directors with sufficient time to explore and develop alternatives for maximizing shareholder value. Those alternatives could include identifying other potential bidders, conducting an orderly auction or developing a restructuring alternative which could enhance shareholder value.

(b)	Pressure to Tender. A shareholder may feel pressured to tender to a bid that the shareholder considers to be inadequate out of a concern that failing to tender may result in the shareholder being left with illiquid or minority discounted securities in the Company. This is particularly so in the case of a partial bid for less than all securities of a class, where the bidder wishes to obtain a control position but does not wish to acquire all of the Common Shares. The Rights Plan provides a mechanism in the Permitted Bid provision that is intended to ensure that a shareholder may remove the uncertainty as to whether a majority of shareholders will support a take-over bid from the decision to tender to the take-over bid by requiring that a take-over bid remain open for acceptance for a further 10 Business Days following public announcement that more than 50% of the Common Shares held by Independent Shareholders have been deposited and not withdrawn as at the initial date of take-up or payment by the buyer. This mechanism therefore will lessen any undue pressure to tender that may be encountered by a securityholder of an issuer that is the subject of a take-over bid.

(c)	Unequal Treatment. While existing securities legislation has substantially addressed many concerns of unequal treatment, there remains the possibility that control of an issuer may be acquired pursuant to a private agreement in which a small group of securityholders dispose of their securities at a premium to market price which premium is not shared with other securityholders. In addition, a person may slowly accumulate securities through stock exchange acquisitions which may result, over time, in an acquisition of control without payment of fair value for control or a fair sharing of a control premium among all securityholders. The Rights Plan addresses these concerns by applying to all acquisitions of greater than 20% of the Common Shares, to better ensure that shareholders receive equal treatment.

General Impact of the Rights Plan

It is not the intention of the Board of Directors, in approving the Rights Plan, to secure the continuance of existing directors or management in office, nor to avoid a bid for control of the Company in a transaction that is fair and in the best interests of shareholders. For example, through the Permitted Bid mechanism, described in more detail in the summary contained in Schedule “D” hereto, shareholders may tender to a bid which meets the Permitted Bid criteria without triggering the Rights Plan, regardless of the acceptability of the bid to the Board of Directors. Furthermore, even in the context of a bid that does not meet the Permitted Bid criteria, the Board of Directors will continue to be bound to consider fully and fairly any bid for the Common Shares in any exercise of its discretion to waive application of the Rights Plan or redeem the Rights. In all such circumstances, the Board of Directors must act honestly and in good faith with a view to the best interests of the Company and its shareholders.

The Rights Plan does not preclude any shareholder from utilizing the proxy mechanism under the Business Corporations Act (Ontario) and securities laws to promote a change in the management or direction of the Company, and has no effect on the rights of holders of outstanding Common Shares to requisition a meeting of shareholders in accordance with the provisions of applicable corporate and securities legislation, or to enter into agreements with respect to voting their Common Shares. The definitions of “Acquiring Person” and “Beneficial Ownership” have been developed to minimize concerns that the plan may be inadvertently triggered or triggered as a result of an overly-broad aggregating of holdings of institutional shareholders and their clients.

The Rights Plan will not interfere with the day-to-day operations of the Company. The issuance of the Rights does not in any way alter the financial condition of the Company, impede its business plans or alter its financial statements.

In summary, the Board of Directors believes that the dominant effect of the Rights Plan will be to enhance shareholder value, and ensure equal treatment of all shareholders in the context of an acquisition of control.

Canadian Federal Income Tax Consequences

The Company considers that the Rights, when issued, will have negligible monetary value and therefore shareholders resident or deemed to be resident in Canada will not be required to include any amount in income under the Income Tax Act (Canada) (the “Tax Act”) as a result of the issuance of the Rights. The Rights will be considered to have been acquired at no cost. Such holders may be required to include an amount in income or realize a capital gain in the event that the Rights are exercised or otherwise disposed of.

On the basis that the Rights, when issued, will have negligible monetary value, the issuance of Rights to a shareholder that is neither resident nor deemed to be resident in Canada for purposes of the Tax Act, should not be subject to non-resident withholding tax under the Tax Act. The exercise or disposition of such Rights by such holders may have income or withholding tax consequences under the Tax Act.

This statement is of a general nature only and is not intended to constitute nor should it be construed to constitute legal or tax advice to any particular shareholder. Shareholders are advised to consult their own tax advisors regarding the consequences of acquiring, holding, exercising or otherwise disposing of their Rights, taking into account their own particular circumstances and any applicable tax laws.

United States Federal Income Tax Consequences

As the possibility of the rights becoming exercisable is both remote and speculative, the adoption of the Rights Plan will not constitute a distribution of stock or property by the Company to its shareholders, an exchange of property or stock, or any other event giving rise to the realization of gross income by any shareholder. The holder of Rights may have taxable income if the Rights become exercisable or are exercised or sold. In the event the Rights should become exercisable, shareholders should consult their own tax advisor concerning the consequences of acquiring, holding, exercising or disposing of their Rights.

Eligibility for Investment in Canada

The Rights are qualified investments under the Tax Act for registered retirement savings plans, registered retirement income funds, deferred profit savings plans (collectively, “Registered Plans”) and registered education savings plans, and will not constitute foreign property for a Registered Plan or any other taxpayer subject to Part XI of the Tax Act, provided that the Common Shares are at all relevant times for purposes of the Tax Act qualified investments that are not foreign property for such plans.

The issuance of the Rights will not affect the eligibility of the Common Shares as investments for investors governed by certain Canadian federal and provincial legislation governing insurance companies, trust companies, loan companies and pension plans.

Vote Required

Shareholder approval of the Rights Plan is not required by law but is required by applicable stock exchange rules. The Rights Plan has been conditionally approved by the TSX, subject to shareholder approval. The Rights Plan Resolution must be approved by a simple majority of 50% plus one vote of the votes cast by the Independent Shareholders at the meeting. If the Rights Plan Resolution is passed at the Meeting, then the Rights Plan will become effective as of the date the Rights Plan Resolution is passed. If the Rights Plan Resolution is not passed at the Meeting, the Rights Plan will not become effective.

Recommendation of the Board of Directors

The Board of Directors has reviewed the Rights Plan for conformity with current practices of Canadian issuers with respect to shareholder rights plan design. Based on its review, the Board of Directors has determined that it is advisable and in the best interests of the Company and its shareholders that the Company have in place a shareholder rights plan in the form of the Rights Plan. Accordingly, the Board of Directors unanimously recommends a vote “for” the adoption of the Rights Plan. Effective November 1, 2004, the Board of Directors resolved to adopt the Rights Plan, subject to regulatory approval and approval by the Independent Shareholders at the Meeting. The Company has been advised that the directors and senior officers of the Company intend to vote all Common Shares held by them in favour of the approval of the Rights Plan. In the absence of a contrary instruction, the persons designated by management of the Company in the enclosed form of proxy intend to vote FOR the Rights Plan Resolution.

The Board of Directors reserves the right to alter any terms of or not proceed with the Rights Plan at any time prior to the meeting if the Board of Directors determines that it would be in the best interests of the Company and its shareholders to do so, in light of subsequent developments.

6. Other Matters

The Company knows of no other matters to be submitted to the shareholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in accordance with their judgement on such matters.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned from the Company and any of the Company’s subsidiaries during the financial years ended June 30, 2004, 2003 and 2002 by the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other three most highly compensated executive officers (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Annual Compensation				Long Term Compensation Awards		All Other Compensation ($)
		Salary ($)	Bonus ($)		Other Annual Compensation(2) ($)	Securities Under Options/SARs Granted (#)
P. Thomas Jenkins(1) Chief Executive Officer	2004 2003 2002	328,735 287,570 288,093	244,553 232,220 287,969	(4)	11,033 8,871 8,892	— 200,000 300,000	(3)	— — —

Alan Hoverd(5) Chief Financial Officer	2004 2003 2002	185,936 143,785 127,616	90,835 102,039 39,098		1,830 2,142 1,267	20,000 — —		— — —

John Shackleton President	2004 2003 2002	368,740 358,000 330,000	231,133 228,189 88,224		20,763 12,174 16,229	80,000 — —		— — —

Bill Forquer Executive Vice President, Marketing	2004 2003 2002	265,000 260,000 250,000	77,235 48,050 52,400		8,913 6,270 6,225	20,000 — —		— — —

Michael Farrell Executive Vice President, Sales and Marketing	2004 2003 2002	230,000 220,000 200,000	198,920 176,000 86,480		1,753 342 281	30,000 — —		— — —

Notes:

(1)	Mr. Jenkins’ remuneration is paid in Canadian dollars and has been converted to U.S. dollars based on the average exchange rate in June 2004 for purposes of this table.
(2)	The amounts in “Other Annual Compensation” include pension and health benefits, car allowances and club memberships paid by the Company.
(3)	The grant of options to Mr. Jenkins in fiscal 2003 was in respect of fiscal 2003 and fiscal 2004. See “Executive Compensation – Report on Executive Compensation.
(4)	This represents the amount of bonus that was paid to Mr. Jenkins during fiscal 2002, including the amount of $197,462 that was earned during fiscal 2001.
(5)	Mr. Hoverd’s remuneration is paid in Canadian dollars and has been converted to U.S. dollars based on the average exchange rate in June 2004 for purposes of this table.

Stock Option Plans

1998 Stock Option Plan. On June 23, 1998, the Board of Directors adopted the Company’s 1998 Option Plan in conjunction with the Company’s listing on the TSX. The 1998 Option Plan complies both with TSX and Nasdaq listing requirements. A maximum of 5,600,000 Common Shares are reserved for issuance pursuant to the 1998 Option Plan. Under the 1998 Option Plan, non-transferable options to purchase Common Shares may be granted to all employees, directors, officers and persons providing services to the Company and its subsidiaries based on the eligibility criteria set forth in the 1998 Option Plan. The exercise price of any option to be granted under the 1998 Option Plan is determined by the Board of Directors, but shall not be less than the closing price of the Common Shares on the day immediately preceding the date of grant on the quotation system or stock exchange which had the greatest volume of trading of Common Shares.

No person may be granted options to purchase Common Shares under the 1998 Option Plan or receive Common Shares pursuant to any other share compensation arrangement exceeding 5% of the outstanding Common Shares. Grants of options to purchase Common Shares under the 1998 Option Plan or receipt of Common Shares pursuant to any other share compensation arrangement to insiders, taken together as a group, may not exceed 15% of the outstanding Common Shares. In addition, within any one-year period, no insider and such insider’s associates, may receive Common Shares issued pursuant to all share compensation arrangements exceeding 5% of the outstanding Common Shares.

The 1998 Option Plan is administered by the Compensation Committee, which has the authority, subject to the terms of the 1998 Option Plan, to approve the persons to whom options may be granted, the exercise price, the number of shares subject to each option, the time or times at which all or a portion of each option may be exercised and certain other provisions relating to each option, including vesting provisions.

Under the 1998 Option Plan, options vest over a period specified by the Board of Directors at the time of grant. The Board of Directors has established a four year vesting period for options granted to officers and employees under the 1998 Option Plan.

If an option holder resigns or ceases to be an employee or director of the Company or ceases to be engaged by the Company, vested options held by such holder may be exercised prior to the 90th day following such occurrence. If an option holder ceases to be an employee or director of the Company or ceases to be engaged by the Company for cause or breach of duty, no options held by such holder may be exercised, and the option holder shall have no rights to any Common Shares in respect of such options following the date of notice of such cessation or termination, except in accordance with a written agreement with the Company.

With the approval of the 1998 Option Plan on June 23, 1998 by the Board, no further options have been or will be issued under any of the previous options plans of the Company, namely, the 1995 Flexible Stock Incentive Plan, the 1995 Supplementary Stock Option Plan and the 1995 Directors Stock Option Plan.

Summary of Outstanding Stock Options and Potential Issuances. As of October 15, 2004, options to purchase an aggregate of 5,252,899 Common Shares had been previously granted and are outstanding under all of the Company’s stock option plans exercisable at prices ranging from $2.13 to $26.24. Options to purchase 3,690,173 Common Shares were fully vested and the remaining options vest over the next four years.

Stock Options

The following table sets out information concerning grants of options to purchase or acquire Common Shares during the financial year ended June 30, 2004 to the Named Executive Officers. One quarter of the options vest and become exercisable on each of the first, second, third and fourth anniversaries of the date of the grant.

Option Grants During the Most Recently Completed Financial Year

Name	Common Shares Under Options Granted (#)	% of Total Options Granted to Employees in Financial Year	Exercise Price ($/Share)	Market Value of Common Shares Underlying Options on the Date of Grant ($/Share)	Expiration Date
P. Thomas Jenkins	—	—	—	—	—
Alan Hoverd	20,000	2.47%	17.035	17.015	August 19, 2013
John Shackleton	80,000	9.89%	17.035	17.015	August 19, 2013
Bill Forquer	20,000	2.47%	17.035	17.015	August 19, 2013
Michael Farrell	30,000	3.71%	17.035	17.015	August 19, 2013

The following table sets out information concerning the exercise of options by the Named Executive Officers during the financial year ended June 30, 2004 and the value of unexercised options held by the Named Executive Officers as at June 30, 2004.

Aggregated Option Exercises During the Most Recently Completed Financial Year

and Financial Year-End Option Values

Name	Common Shares Acquired on Exercise (#)	Aggregate Value Realized ($)	Number of Unexercised Options at June 30, 2004		Value of Unexercised in-the- Money Options at June 30, 2004(1)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
P. Thomas Jenkins	200,000	3,020,000	324,000	300,000	7,121,100	9,570,000
Alan Hoverd	50,000	442,758	200,000	20,000	4,069,050	297,300
John Shackleton	30,000 7,000 35,138	695,068 91,001 414,644	677,862	80,000	16,963,497	1,189,200
Bill Forquer	5,000 20,000	108,916 243,422	40,000	25,000	981,463	414,613
Michael Farrell	2,400 29,600 10,000 15,000 100,000	55,008 735,116 202,225 144,900 1,566,000	—	30,000	—	445,950

Note:
(1)	Based on the closing price of the Common Shares on Nasdaq on June 30, 2004.

Equity Compensation Plan Information as of June 30, 2004

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted – Average Exercise Price of Outstanding Options, Warrants and Rights ($/Shares)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the second column) (#)
Equity Compensation Plans Approved by Shareholders 1998 Stock Option Plan Odesta Supplementary Stock Option Plan 1995 Directors Stock Option Plan	3,356,876 60,700 253,500	$ $ $	11.59 2.13 7.07	293,650 — —

Equity Compensation Plans Not Approved by Shareholders Centrinity Stock Option Plan IXOS Stock Option Plan Gauss Stock Option Plan 1995 Flexible Stock Incentive Plan	373,217 210,000 51,000 843,688	$ $ $ $	12.36 26.24 26.24 3.72	— — — —

Total	5,148,981		$10.77	293,650

Report on Executive Compensation

Compensation Philosophy of the Compensation Committee

The Compensation Committee is responsible for making recommendations to the Board with respect to the compensation of the Chief Executive Officer and the other senior executives of the Company. The Compensation Committee may also provide guidance and supervision in regard to compensation packages offered other executives. In addition, the Compensation Committee approves for recommendation to the Board all proposed grants of stock options.

The objective of the Compensation Committee with respect to compensation for senior executives is to ensure compensation packages are designed and implemented to align compensation with key corporate business objectives and employee performance. Effective compensation plans allow the Company to attract and retain key executives. The compensation plans attempt to support both short-term and long-term goals of the Company. The emphasis on performance-based compensation enables the Company to attract and retain skilled and experienced executives that could be rewarded with above-average industry compensation if their performance produces superior results.

Components of Executive Compensation

Compensation programs for executive officers consist of three major components: salary and benefits, short-term incentives and long-term incentives. The compensation programs provide a balance between cash and stock-based compensation. A significant component of the cash based compensation is at risk and tied to performance goals of the Company. Depending on the individual in question and other circumstances, the Company places varying emphasis on the three components.

In order to attract and retain successful executives, base salaries are competitive and consistent with those being paid for positions of similar responsibility in companies of similar size in the industry. Salaries, including that of the Chief Executive Officer, are determined based on a review of the competitive marketplace and the particular skills, experience, responsibility and proven or expected performance of the individual in question.

The short-term incentive component of compensation consists of cash bonuses. Cash bonuses are awarded based primarily on the executive meeting pre-established corporate objectives tied to revenues, profits or other mission critical indicators approved by the Board, with discretion retained by the Compensation Committee to award a limited portion of an overall target bonus based on its assessment of an executive’s overall performance. The bonus plans are performance-oriented and provide an opportunity for superior performance to earn a superior bonus.

The long-term incentive component of compensation consists of stock-based incentives. The stock-based compensation is implemented through a stock option plan. The purpose of the stock option plan is to improve the Company’s long-term financial success by aligning the executives’ interests with those of the Company’s shareholders. Subject to the provisions of the stock option plan, the Compensation Committee approves to whom options are to be granted, the number of Common Shares to be optioned and the other terms and conditions of the stock option grant.

Compensation Recommendations for Fiscal 2004

In reviewing compensation of the Named Executive Officers in the year ended June 30, 2004, the Compensation Committee reviewed published compensation data for executives of Canadian and U.S. companies in the software industry, including the Company’s principal competitors. In addition, the Compensation Committee reviewed executive compensation data for Canadian and U.S. software companies obtained from a third party provider of compensation data in the technology sector.

In the fiscal year ended June 30, 2004, the compensation of the Chief Executive Officer of the Company was determined in accordance with the process and goals set out above. In particular, the Compensation Committee considered the range of compensation paid to chief executive officers of approximately 50 software and information technology companies, of which nine software companies having annual revenues ranging from approximately $120,000,000 to $350,000,000 were considered directly comparable by the Compensation Committee. Based on its review of this data, the Compensation Committee recommended an increase in the base salary of the Chief Executive Officer of approximately Cdn.$55,000, bringing his base salary to the mid-point in the range of salary of the nine companies considered comparable. With this increase, a substantial portion of the Chief Executive Officer’s total compensation remains performance-based.

A target bonus for the year ended June 30, 2004 of $148,749 (converted from the target bonus expressed in Canadian dollars based on the average exchange rate in June 2004) was established for the Chief Executive Officer based on attainment of pre-established quarterly and annual objectives for operating profit and revenue of the Company approved by the Board. Based on the Company’s performance against these objectives, which were in some cases exceeded, a bonus award of $162,742 was earned by the Chief Executive Officer in the year ended June 30, 2004. The Chief Executive Officer was also eligible to receive a target bonus for the year ended June 30, 2004 of up to $159,905 (converted from the target bonus expressed in Canadian dollars based on the average exchange rate in June 2004) based on both the operating results and results of integration of acquisitions made by the Company, as well as based on an assessment of the executive’s overall performance. A bonus of $81,811 was earned by the Chief Executive Officer in the year ended June 30, 2004 based on assessment of these criteria.

The Compensation Committee considers options to represent an important long-term performance incentive for the Chief Executive Officer. Under the Chief Executive Officer’s employment agreement with the Company, the Chief Executive Officer was entitled to a single grant of options for the period from July 1, 2002 to June 30, 2004, and is eligible for consideration for a further grant of options following June 30, 2004. In the year ended June 30, 2003, based on a review of the Chief Executive Officer’s total compensation package compared to that of chief executive officers of comparable software companies, the Compensation Committee recommended that a grant of options to acquire 200,000 Common Shares be made to the Chief Executive Officer. The Compensation Committee will consider the advisability of a further grant of options to the Chief Executive Officer in the current fiscal year.

The Compensation Committee reviewed the compensation of each of the Named Executive Officers other than the Chief Executive Officer through a process consistent with that followed in reviewing and developing its recommendation for the compensation of the Chief Executive Officer. The compensation of the Named Executive Officers for the fiscal year ended June 30, 2004 was approved by the Board in accordance with the recommendations of the Compensation Committee.

Report presented by the Compensation Committee:	Brian Jackman (Chairman)
Michael Slaunwhite
David Johnston

Composition of the Compensation Committee

During fiscal 2004, the Compensation Committee was comprised of Messrs. Brian Jackman (Chairman), Michael Slaunwhite and David Johnston all of whom are unrelated and independent directors. None of the members of the Compensation Committee have been or are an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more of the executive officers of the Company serving as a member of such entity’s board of directors.

Executive Officer Employment Agreements

The following is a brief description of the employment agreements entered into between the Company or its subsidiaries and each of the Named Executive Officers.

Effective July 1, 2002, the Company entered into a new employment agreement with P. Thomas Jenkins. The agreement provides for an annual base salary and for an annual performance bonus based upon revenue and earnings goals approved by the Board of Directors and other goals established by the Compensation Committee. The employment agreement provides that, upon termination without “just cause”, the Company will pay Mr. Jenkins a lump-sum severance payment equivalent to 18 months base salary and Mr. Jenkins will be entitled to continue to receive certain other employment benefits for the following 18 months. If Mr. Jenkins is terminated without “just cause” within 9 months following a change in control of the Company, the Company will also pay Mr. Jenkins a lump-sum amount of C$250,000.

Effective June 28, 1999, the Company entered into an employment agreement with Alan Hoverd, which provides for an annual base salary and for an annual bonus upon the attainment of certain goals established from time to time.

Effective July 1, 2003, the Company entered into a new employment agreement with John Shackleton, which provides for an annual base salary and for an annual performance bonus upon the attainment of certain revenue, earnings and other financial goals approved by the Board of Directors and other goals established by the Chief Executive Officer and the Compensation Committee. The employment agreement provides that upon termination without “just cause”, the Company will pay Mr. Shackleton a lump-sum amount equivalent to 12 months base salary incentive payments calculated on a prorated basis up to the date of the termination and Mr. Shackleton will be entitled to continue to receive certain other employment benefits for the following 12 months. If Mr. Shackleton is terminated without “just cause” within 9 months following a change in control of the Company, the Company will pay Mr. Shackleton a lump-sum amount of $200,000 in addition to any severance payment to which he is entitled under the employment agreement.

Effective May 2001, the Company entered into an employment agreement with Bill Forquer, which provides for an annual base salary and for an annual bonus upon the attainment of certain corporate, revenue, profit and other goals established from time to time.

Effective March 7, 2000, the Company entered into an employment agreement with Mike Farrell, which provides for an annual base salary and for an annual bonus upon the attainment of certain corporate, revenue, profit and other goals established from time to time.

The Company has also entered into separate Non-Disclosure, Non-Competition and Intellectual Property Agreements with each of the Named Executive Officers.

Performance Graph

The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its Common Shares with the cumulative total return on the Coredata Internet Software and Services Index (referred to as the “Coredata Group Index”), the Nasdaq Market Index and the S&P/TSX Composite Index (the “S&P/TSX Index”) over the period from the June 30, 1999 through June 30, 2004. The graph illustrates the cumulative return on a $100 investment in Common Shares made on June 30, 1999 as compared with the cumulative return on a $100 investment in the Coredata Group Index, the Nasdaq Market Index and the S&P/TSX Index made on June 30, 1999. Dividends declared on Common Shares are assumed to be reinvested. The Common Share performance as set out in the graph does not necessarily indicate future price performance.

	1999	2000	2001	2002	2003	2004
Open Text Corporation	100.00	71.67	78.24	65.37	94.33	212.67
Coredata Group Index	100.00	114.44	35.38	18.43	29.05	45.29
Nasdaq Market Index	100.00	150.47	83.33	56.52	62.85	79.93
S&P/TSX Index	100.00	147.41	113.35	106.42	106.13	132.11

Compensation of Directors

Directors who are salaried officers or employees of the Company receive no compensation for serving as directors. Non-employee directors of the Company receive an annual retainer fee of $15,000 and an additional $1,250 fee for each meeting attended, including committee meetings, except for Audit Committee members who receive $1,875 for each Audit Committee meeting attended. Each committee chairman receives an annual retainer of $5,000, except for the Audit Committee Chairman who receives a $7,500 annual retainer. The Lead Director receives an annual retainer of $5,000 in addition to the fees described above. Non-employee directors of the Company received a grant of 12,000 options to acquire Common Shares in the year ended June 30, 2004. The Company reimburses all directors for all reasonable expenses incurred by them in their capacity as directors.

During fiscal 2004, Stephen J. Sadler received $480,000 (fiscal 2003—$237,000) in consulting fees for assistance with acquisition activities. Mr. Sadler abstained from voting on all transactions from which he would potentially derive consulting fees.

Directors’ and Officers’ Liability Insurance

The Company maintains directors’ and officers’ liability insurance for its directors and officers. The current policy has an aggregate limit of $30,000,000 and runs for the period from July 1, 2004 to July 1, 2005. The Company paid a premium of $1,015,000 for this policy. Protection is provided to directors and officers for wrongful acts or omissions done or committed during the course of their duties as such. Under the insurance coverage the Company is reimbursed for payments which it is required or permitted to make to its directors and officers to indemnify them, subject to a $2,000,000 deductible per claim.

Indebtedness of Directors and Executive Officers

The Company does not grant loans to the directors and executive officers of the Company or their respective associates. As at October 15, 2004, and during the year ended June 30, 2004, none of the directors or executive officers of the Company or their respective associates are or were indebted to the Company.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Company’s Board of Directors and senior management consider good corporate governance to be central to the effective operation of the Company. The following is a summary of the current system of corporate governance established by the Company.

The Toronto Stock Exchange’s corporate governance guidelines (the “TSX Guidelines”), as well as proposed amendments and evolving best practices in corporate governance, are considered by the Board’s Corporate Governance Committee in the context of the Company’s objective in order to implement the most effective corporate governance policies and practices for the Company. The Company is also subject to the requirements of the U.S. Sarbanes-Oxley Act (“Sarbanes” or the “Act”) and requirements of Nasdaq and comparable requirements under Canadian provincial securities legislation, including those relating to the certification of financial and other information by the Company’s chief executive officer and chief financial officer; oversight of the Company’s external auditors; enhanced independence criteria for audit committee members, the pre-approval of permissible non-audit services to be performed by the Company’s external auditors; and the establishment of procedures for the anonymous submission of complaints regarding the Company’s accounting practices (commonly known as whistle blower procedures). In its consideration of evolving best practices in corporate governance matters, the Company adopted a business conduct and ethics policy in 2003 and, over the past year, among other matters discussed below, adopted a whistle blower policy; established a disclosure committee charter and adopted a disclosure policy; and established minimum equity ownership requirements for members of its Board of Directors.

Mandate of the Board

The Board of Directors is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board, the Chairman and Lead Director, and officers of the Company.

Committee Structure

The Board of Directors currently has three committees, the Audit Committee, the Compensation Committee and the Corporate Governance Committee, each of which has a charter defining its responsibilities. The Board does not have an executive committee. All members of the Audit, Compensation and Corporate Governance Committees are unrelated and independent.

The Audit Committee, among other things, is responsible for engaging independent accountants to audit the Company’s financial statements, discussing the scope and results of the audit with the independent accountants, reviewing with the Company’s executive officers and the independent accountants the Company’s interim and year-end operating results and the non-audit services to be performed by the independent accountants, and considering the adequacy of the internal accounting controls and audit procedures of the Company. The members of the Audit Committee are Messrs. Olisa, Hoult, Slaunwhite and Fowlie (Chairman).

The Compensation Committee reviews and recommends the compensation arrangements for the executive officers of the Company and administers the Company’s stock option plans. The members of the Compensation Committee are Messrs. Slaunwhite, Johnston and Jackman (Chairman).

The Corporate Governance Committee reviews the Company’s corporate governance practices and recommends changes to the Board taking into account, among other things, the TSX Guidelines and the provisions of applicable securities legislation. The Corporate Governance Committee is responsible for assessing the effectiveness of the Board as a whole and the committees of the Board. A written peer evaluation of each director by each other director is overseen by the Corporate Governance Committee. The Corporate Governance Committee also has the mandate of identifying and recommending director candidates to the Board of Directors from time to time and establishing policies and procedures for identifying and recommending potential nominees for the Board of Directors. The members of the Corporate Governance Committee are Messrs. Fowlie, Jackman and Johnston (Chairman).

Meetings of the Board

During the year ended June 30, 2004, the Board of Directors and its committees held the following number of meetings:

Board of Directors	20
Audit Committee	11
Compensation Committee	9
Corporate Governance Committee	3

Total number of meetings held	43

The attendance of each of the directors of the Company and the committees of which he is a member was as follows:

Director	Board Meetings Attended	Committee Meetings Attended
P. Thomas Jenkins	20 of 20	n/a
Randy Fowlie(1)	20 of 20	18 of 18
Peter Hoult	19 of 20	10 of 11
Brian Jackman(2)	18 of 20	10 of 10
David Johnston	16 of 20	11 of 12
Ken Olisa	18 of 20	9 of 11
Stephen Sadler(3)	19 of 20	2 of 2
John Shackleton	15 of 20	n/a
Michael Slaunwhite(4)(5)	19 of 20	17 of 18

(1)	Mr. Fowlie stepped down from the Compensation Committee on December 11, 2003. He did not attend meetings after that date.
(2)	Mr. Jackman joined the Corporate Governance Committee on December 11, 2003. He did not attend meetings prior to that date.
(3)	Mr. Sadler stepped down from the Audit Committee on August 13, 2003. He did not attend meetings after that date.
(4)	Mr. Slaunwhite joined the Compensation Committee on December 11, 2003. He did not attend meetings prior to that date.
(5)	Mr. Slaunwhite stepped down from the Corporate Governance Committee on December 11, 2003. He did not attend meetings after that date.

TSX Guidelines

The TSX requires every listed company incorporated in Canada or a Province of Canada to disclose on an annual basis its approach to corporate governance with reference to the TSX Guidelines. As summarized below, the Company’s corporate governance policies and practices meet or exceed the TSX Guidelines:

Guideline 1: The board should explicitly assume responsibility for the stewardship of the Company and specifically for the:

(a)	Adoption of a strategic planning process

On an ongoing basis, the Board of Directors reviews the business plan and financial goals of the Company as well as longer term strategic plans prepared and elaborated by management and, throughout the year, monitors the achievement of the objectives set. The Board frequently discusses the Company’s strategies and their implementation at meetings of the Board.

(b)	Identification of principal risks and implementation of appropriate risk management systems

The Audit Committee meets on a regular basis with Company management to review the Company’s risk management systems and management’s reports on principal business risks faced by the Company. These management reports, together with any comments or concerns of the Audit Committee are presented to the Board for its consideration and discussion.

(c)	Succession planning, including appointing, training and monitoring senior management

This responsibility for preparing a succession plan and for developing the Company’s senior management is assigned to the Corporate Governance Committee and is considered by the Board on a regular basis. The Corporate Governance Committee reports to the Board on organizational structure and succession planning matters.

(d)	Communications policy

The Company has established a disclosure committee consisting of Tom Jenkins and Alan Hoverd, the Chief Executive Officer and Chief Financial Officer of the Company, for the purpose of assisting the Company in meeting its objective of providing timely, consistent and credible dissemination of information, consistent with disclosure requirements. The Board had adopted a disclosure committee charter, and a disclosure policy governing the dissemination of information by the Company. The disclosure committee is responsible for administering the dissemination of information in accordance with this policy. Specific responsibility for investor relations matters is assumed by the disclosure committee and the Director, Investor Relations.

(e)	Integrity of internal control and management information systems

The Company has a comprehensive system of internal controls aimed at ensuring reliability of financial records. The Board requires that management maintain adequate and effective internal control processes. The Board, through the Audit Committee, regularly assesses the integrity, adequacy and effectiveness of the internal controls and management information systems at meetings held with the external auditors, the Chief Financial Officer and other members of senior management. The Audit Committee has the ability to meet privately (or with management present, as determined by the Audit Committee) with the auditors to review their recommendations.

The Company is actively working with internal and external resources to comply with the requirements of Sarbanes and the Company has developed a software product to assist corporations in this regard.

As required by Sarbanes, the Chief Executive Officer and Chief Financial Officer have provided certificates relating to the contents of the annual statutory reports and have evaluated and reported on the effectiveness of the Company’s internal controls and procedures.

Guideline 2: The majority of directors should be unrelated.

The Board of Directors is currently composed of nine members, six of which are “unrelated directors” in accordance with the TSX Guidelines.

Guideline 3: Disclose for each director whether he or she is related and how that conclusion was reached.

The TSX Guidelines recommend that a majority of directors of a listed corporation be “unrelated”. For purposes of the TSX Guidelines, an “unrelated director” is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholdings. A “related director” is a director who is not an “unrelated director”.

In determining whether a particular director is a “related director” or an “unrelated director”, the Board of Directors examined the factual circumstances of each individual in the context of the TSX Guidelines and obtained external legal advice. The Board of Directors is of the opinion that, during the fiscal year ended June 30, 2004, six of the nine members of the Board of Directors were unrelated. P. Thomas Jenkins, the Chief Executive Officer of the Company, and John Shackleton, the President of the Company, are related directors by virtue of their respective management positions with the Company while Stephen Sadler is related by virtue of the remuneration which he received from the Company for consulting services rendered to the Company for assisting with acquisition activities.

The Corporate Governance Committee is responsible for considering, at least annually, the appropriate size of the Board. The number of directors to be elected at this year’s annual meeting is nine. In accordance with the TSX Guidelines, the Board will continue to be constituted with a majority of “unrelated” directors.

Guideline 4: Appoint a committee responsible for proposing new nominees for appointment composed exclusively of outside directors, a majority of whom are unrelated.

The Corporate Governance Committee, all of the members of which are unrelated and independent, is responsible for establishing policies and procedures for identifying and selecting potential nominees for appointment to the Board.

Guideline 5: Implement a process for assessing the effectiveness of the board, its committees and individual directors.

This responsibility is assigned to the Corporate Governance Committee, which requires each director to complete an annual written evaluation relating to their respective contribution to the Board and the performance of the Board, its committees and each of the other directors. The Corporate Governance Committee and the Chairman of the Board review the evaluations, summarize the findings and present the findings to the full Board. The Chairman of the Board or the Lead Director then reviews each director’s evaluation with the specific director.

Guideline 6: Provide orientation and education programs for new directors.

This responsibility is assigned to the Corporate Governance Committee. The Corporate Governance Committee’s duties include ensuring the adequacy of the orientation and education program for new members of the Company’s Board of Directors. New members of the Board are provided with an orientation session that includes presentations by members of management concerning the Company’s business, products and technology. Background materials relating to the Company as well as a director’s legal obligations are provided to members of the Board upon first joining the Board of Directors, which materials are reviewed with the new member by the Chairman of the Board.

Guideline 7: Consider size of board with a view to improving effectiveness.

The Corporate Governance Committee is responsible for assessing, at least annually, the effectiveness of the Board as a whole and the Committees of the Board. The Corporate Governance Committee is responsible for considering, at least annually, the appropriate size of the Board and its Committees.

Guideline 8: Review the adequacy and form of compensation of directors in light of risks and responsibilities.

This responsibility is assigned to the Corporate Governance Committee. The Corporate Governance Committee’s mandate includes evaluating director compensation, recommending to the full Board the appropriate amount and form of director compensation and taking primary responsibility for ensuring that any payments to directors other than in their capacity as directors are fully and properly disclosed. Directors who are salaried officers or employees of the Company receive no compensation for serving as directors.

Guideline 9: Board committees should generally be composed of outside directors, a majority of whom are unrelated.

Each of the Board of Directors’ committees is composed entirely of outside directors who are unrelated and independent.

Guideline 10: Appoint a committee responsible for corporate governance issues for compliance with the TSX Guidelines.

This responsibility is assigned to the Corporate Governance Committee.

Guideline 11:

(a)	Define limits to management’s responsibilities by developing mandates for the board and the Chief Executive Officer.

The mandate of the Board of Directors is discussed above (see “Statement of Corporate Governance Practices - Mandate of the Board”). The Board of Directors has developed a position description for the Chief Executive Officer and has charged management with the responsibility for the effective management of the Company within the strategic framework established by the Board with the principal objective of enhancing shareholder value.

The Board requires management to operate the business in such a way that the Company can both achieve its full current potential and create new opportunities. This results in maximum value for the Company’s shareholders. These goals are to be realized through a process of continuous review.

A policy has been implemented that requires Board approval for any action that is outside of the ordinary course of business or which involves a significant dollar amount or material impact on the Company. Due to the breadth of knowledge and experience among Board members, they are often consulted on a wide array of issues.

(b)	Board should approve the Chief Executive Officer’s corporate objectives.

Each year, the Board of Directors reviews and approves corporate objectives developed by management. The Compensation Committee recommends to the Board of Directors for approval the Chief Executive Officer’s annual compensation based on, among other things, performance against these objectives.

Guideline 12: Establish procedures to enable the board to function independently of management.

The Board of Directors has concluded that adequate structures and processes are in place to permit it to function independently of management. While Mr. Jenkins acts as both Chairman and Chief Executive Officer of the Company, the Company has appointed Mr. Fowlie as its Lead Director, with responsibility to ensure that the Board discharges its responsibilities. The Board of Directors has developed a position description for the Lead Director, whose responsibilities include: assisting the Chairman in ensuring that the Board carries out its responsibilities effectively; assisting the Chairman in fulfilling his duties; and ensuring that the relationship between the Board and management is conducted in a professional and constructive manner. When appropriate, to ensure independence from management, any related director is requested to withdraw from meetings of the Board and similarly from any meetings of Board Committees to which they may be invited. The directors hold in camera sessions without management directors present at each meeting of the Board.

Guideline 13:

(a)	The Audit Committee should have a specifically defined mandate.

The Board of Directors has adopted an Audit Committee Charter setting out the scope of the Audit Committee’s membership requirements and responsibilities.

(b)	All members of the Audit Committee should be outside directors.

All members of the Audit Committee are unrelated and independent.

Guideline 14: Implement a system to enable individual directors to engage outside advisors at the Company’s expense.

Individual directors are entitled to engage independent counsel or advisors as considered appropriate at the expense of the Company with the prior approval by the Corporate Governance Committee or the Audit Committee.

Additional Information

A copy of this Circular has been sent to each director of the Company, to the applicable regulatory authorities, to each shareholder entitled to notice of the meeting and to the auditors of the Company. Upon request to the Corporate Secretary of the Company, the Company will send to the person or company making such request, at a nominal charge, and in the case of a shareholder, without charge, a copy of:

1.	the Company’s current Annual Information Form, together with one copy of any document, or the pertinent pages of any document, incorporated by reference therein;

2.	the most recently filed comparative consolidated financial statements of the Company, together with the management’s discussion and analysis of such financial results and the auditor’s report thereon, and any interim financial statements of the Company that have been filed for any period after the end of its most recently completed financial year; and

3.	this Circular.

Financial information for the Company’s most recently completed fiscal year, being June 30, 2004, is provided in the Company’s financial statements for the year ended June 30, 2004, and management’s discussion and analysis of such financial results.

Additional information relating to the Company is available on SEDAR at www.sedar.com.

General

Unless otherwise stated, information contained herein is given as of the date hereof. The Board of Directors of the Company has approved the contents and the sending of this Circular.

DATED as of the 8th day of November 2004.

(signed)	Sheldon Polansky
Secretary

SCHEDULE “A”

RESOLUTION OF THE SHAREHOLDERS

OF OPEN TEXT CORPORATION

APPROVAL OF 2004 STOCK OPTION PLAN

BE IT RESOLVED THAT:

1.	The 2004 Stock Option Plan of Open Text Corporation (the “Company”) is hereby approved.

2.	Any one officer or director of the Company be authorized to take such steps or execute such documents, whether or not under corporate seal, which are in his or her opinion necessary or advisable in order to give effect to this resolution.

SCHEDULE “B”

RESOLUTION OF THE SHAREHOLDERS

OF OPEN TEXT CORPORATION

APPROVAL OF 2004 EMPLOYEE STOCK PURCHASE PLAN

BE IT RESOLVED THAT:

1.	The 2004 Employee Stock Purchase Plan of Open Text Corporation (the “Company”) is hereby approved.

2.	Any one officer or director of the Company be authorized to take such steps or execute such documents, whether or not under corporate seal, which are in his or her opinion necessary or advisable in order to give effect to this resolution.

SCHEDULE “C”

RESOLUTION OF THE SHAREHOLDERS

OF OPEN TEXT CORPORATION

APPROVAL OF SHAREHOLDER RIGHTS PLAN

BE IT RESOLVED THAT:

1.	The Shareholder Rights Plan established pursuant to the Shareholder Rights Plan Agreement dated as of November 1, 2004 between Open Text Corporation (the “Company”) and Computershare Trust Company of Canada, as rights agent, is hereby approved.

2.	Any one officer or director of the Company be authorized to take such steps or execute such documents, whether or not under corporate seal, which are in his or her opinion necessary or advisable in order to give effect to this resolution.

SCHEDULE “D”

SUMMARY OF SHAREHOLDER RIGHTS PLAN

The following is a summary of the features of the Rights Plan. The summary is qualified in its entirety by the full text of the Rights Plan, a copy of which is available on request from the Secretary of the Company as described in the Circular. All capitalized terms used in this summary without definition have the meanings attributed to them in the Rights Plan unless otherwise indicated.

(a)	Issuance of Rights

The Board has authorized, subject to regulatory approvals, the issue on December 9, 2004 of one Right in respect of each Common Share outstanding at the close of business on November 1, 2004, the date of implementation of the Rights Plan. The Board will also authorize the issue of one Right for each Common Share issued after such date and prior to the earlier of the Separation Time and the Expiration Time. Each Right entitles the registered holder thereof to purchase from the Company one Common Share at the exercise price equal to three times the Market Price of the Common Share, subject to adjustment and certain anti-dilution provisions (the “Exercise Price”). The Rights are not exercisable until the Separation Time. If a Flip-in Event occurs, each Right will entitle the registered holder to receive, upon payment of the Exercise Price, Common Shares having an aggregate market price equal to twice the Exercise Price.

The Company is not required to issue or deliver Rights, or securities upon the exercise of Rights, outside Canada or the United States where such issuance or delivery would be unlawful without registration of the relevant Persons or securities. If the Rights Plan would require compliance with securities laws or comparable legislation of a jurisdiction outside Canada and the United States, the Board of Directors may establish procedures for the issuance to a Canadian resident fiduciary of such securities, to hold such Rights or other securities in trust for the Persons beneficially entitled to them, to sell such securities, and to remit the proceeds to such Persons.

(b)	Trading of Rights

Until the Separation Time (or the earlier termination or expiration of the Rights), the Rights will be evidenced by the certificates representing the Common Shares and will be transferable only together with the associated Common Shares. From and after the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of Common Shares (other than an Acquiring Person) as of the Separation Time. Rights Certificates will also be issued in respect of Common Shares issued prior to the Expiration Time, to each holder (other than an Acquiring Person) converting, after the Separation Time, securities (“Convertible Securities”) convertible into or exchangeable for Common Shares. The Rights will trade separately from the Common Shares after the Separation Time.

(c)	Separation Time

The Separation Time is the Close of Business on the tenth Business Day after the earlier of (i) the “Stock Acquisition Date”, which is generally the first date of public announcement of facts indicating that a Person has become an Acquiring Person; and (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Company or any Subsidiary of the Company) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid, and the Rights Plan requires such bid to continue to satisfy the requirements of a Permitted Bid or Competing Permitted Bid). In either case, the Separation Time can be such later date as may from time to time be determined by the Board of Directors. If a Take-over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, it shall be deemed never to have been made.

(d)	Acquiring Person

In general, an Acquiring Person is a Person who is the Beneficial Owner of 20% or more of the outstanding Common Shares. Excluded from the definition of “Acquiring Person” are the Company and its Subsidiaries, and any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares as a result of one or more or any combination of an acquisition or redemption by the Company of Common Shares, a Permitted Bid Acquisition, an Exempt Acquisition, a Convertible Security Acquisition and a Pro Rata Acquisition. The definitions of “Permitted Bid Acquisition”, “Exempt Acquisition”, “Convertible Security Acquisition” and “Pro Rata Acquisition” are set out in the Rights Plan. However, in general:

(i)	a “Permitted Bid Acquisition” means an acquisition of Common Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

(ii)	an “Exempt Acquisition” means an acquisition of Common Shares in respect of which the Board of Directors has waived the application of the Rights Plan, which was made pursuant to a dividend reinvestment plan of the Company, which was made pursuant to the receipt or exercise of rights issued by the Company to all the holders of Common Shares (other than holders resident in a jurisdiction where such distribution is restricted or impracticable as a result of applicable law) to subscribe for or purchase Common Shares or Convertible Securities (provided that such rights are acquired directly from the Company and not from any other Person and provided that the Person does not hereby acquire a greater percentage of Common Shares or Convertible Securities so offered than the Person’s percentage of Common Shares or Convertible Securities beneficially owned immediately prior to such acquisition), which was made pursuant to a distribution by the Company of Common Shares or Convertible Securities made pursuant to a prospectus (provided that the Person does not thereby acquire a greater percentage of the Common Shares or Convertible Securities so offered than the percentage owned immediately prior to such acquisition), which was made pursuant to a distribution by the Company of Common Shares or Convertible Securities by way of a private placement or a securities exchange take-over bid circular or upon the exercise by an individual employee of stock options granted under a stock option plan of the Company or rights to purchase securities granted under a share purchase plan of the Company, or which is made pursuant to an amalgamation, merger or other statutory procedure requiring shareholder approval;

(iii)	a “Convertible Security Acquisition” means an acquisition of Common Shares upon the exercise of Convertible Securities received by such Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Pro Rata Acquisition; and

(iv)	a “Pro Rata Acquisition” means an acquisition as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Common Shares or Convertible Securities on the same pro rata basis as all other holders of Common Shares of the same class.

Also excluded from the definition of “Acquiring Person” are underwriters or members of a banking or selling group acting in connection with a distribution of securities by way of prospectus or private placement, a Person in its capacity as an Investment Manager, Trust Company, Plan Trustee, Statutory Body, Crown agent or agency or Manager (provided that such Person is not making or proposing to make a Take-over Bid), and a Person (a “Grandfathered Person”) who is the Beneficial Owner of 20% or more of the outstanding Common Shares of the Corporation as at the Record Time, provided, however, that this exception ceases to be applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time: (1) cease to own 20% or more of the outstanding Common Shares or (2) become the Beneficial Owner of additional Common Shares constituting more than 1% of the number of Common Shares outstanding as at the Record Time.

(e)	Beneficial Ownership

General

In general, a Person is deemed to Beneficially Own Common Shares actually held by others in circumstances where those holdings are or should be grouped together for purposes of the Rights Plan. Included are holdings by the Person’s Affiliates (generally, a person that controls, is controlled by, or under common control with another person) and Associates (generally, relatives sharing the same residence). Also included are securities which the Person or any of the Person’s Affiliates or Associates has the right to acquire within 60 days (other than (1) customary agreements with and between underwriters and banking group or selling group members with respect to a distribution to the public or pursuant to a private placement of securities; or (2) pursuant to a pledge of securities in the ordinary course of business).

A Person is also deemed to “Beneficially Own” any securities that are Beneficially Owned (as described above) by any other Person with which the Person is acting jointly or in concert (a “Joint Actor”). A Person is a Joint Actor with any Person who is a party to an agreement, arrangement or understanding with the first Person or an Associate or Affiliate thereof to acquire or offer to acquire Common Shares.

Institutional Shareholder Exemptions from Beneficial Ownership

The definition of “Beneficial Ownership” contains several exclusions whereby a Person is not considered to “Beneficially Own” a security. There are exemptions from the deemed “Beneficial Ownership” provisions for institutional shareholders acting in the ordinary course of business. These exemptions apply to (i) an investment manager (“Investment Manager”) which holds securities in the ordinary course of business in the performance of its duties for the account of any other Person (a “Client”) including, the acquisition or holding of securities for non-discretionary accounts held on behalf of a Client by a broker or dealer registered under applicable securities laws); (ii) a licensed trust company (“Trust Company”) acting as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”) and which holds such security in the ordinary course of its duties for such accounts; (iii) the administrator or the trustee (a “Plan Trustee”) of one or more pension funds or plans (a “Plan”) registered under applicable law; (iv) a Person who is a Plan or is a Person established by statute (the “Statutory Body”), and its ordinary business or activity includes the management of investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies; (v) a Crown agent or agency; (iv) a manager or trustee (“Manager”) of a mutual fund (“Mutual Fund”) that is registered or qualified to issue its securities to investors under the securities laws of any province of Canada or the laws of the United States of America or is a Mutual Fund. The foregoing exemptions only apply so long as the Investment Manager, Trust Company, Plan Trustee, Plan, Statutory Body, Crown agent or agency, Manager or Mutual Fund is not then making or has not then announced an intention to make a Take-over Bid, other than an Offer to Acquire Common Shares or other securities pursuant to a distribution by the Company or by means of ordinary market transactions.

A Person will not be deemed to “Beneficially Own” a security because (i) the Person is a Client of the same Investment Manager, an Estate Account or an Other Account of the same Trust Company, or Plan with the same Plan Trustee as another Person or Plan on whose account the Investment Manager,

Trust Company or Plan Trustee, as the case may be, holds such security; or (ii) the Person is a Client of an Investment Manager, Estate Account, Other Account or Plan, and the security is owned at law or in equity by the Investment Manager, Trust Company or Plan Trustee, as the case may be.

Exemption for Permitted Lock-up Agreement

Under the Rights Plan, a Person will not be deemed to “Beneficially Own” any security where the holder of such security has agreed to deposit or tender such security, pursuant to a Permitted Lock-up Agreement, to a Take-over Bid made by such Person or such Person’s Affiliates or Associates or a Joint Actor, or such security has been deposited or tendered pursuant to a Take-over Bid made by such Person or such Person’s Affiliates, Associates or Joint Actors until the earliest time at which any such tendered security is accepted unconditionally for payment or is taken up or paid for.

A Permitted Lock-up Agreement is essentially an agreement between a Person and one or more holders of Common Shares (the terms of which are publicly disclosed and available to the public within the time frames set forth in the definition of Permitted Lock-up Agreement) pursuant to which each Locked-up Person agrees to deposit or tender Common Shares to the Lock-up Bid and which further (i) permits the Locked-up Person to withdraw its Common Shares in order to deposit or tender the Common Shares to another Take-over Bid or support another transaction at a price or value that exceeds the price under the Lock-Up Bid; or (ii) permits the Locked-up Person to withdraw its Common Shares in order to deposit or tender the Common Shares to another Take-over Bid or support another transaction at an offering price that exceeds the offering price in the Lock-up Bid by as much as or more than a Specified Amount and that does not provide for a Specified Amount greater than 7% of the offering price in the Lock-up Bid. The Rights Plan therefore requires that a Person making a Take-Over Bid structure any lock-up agreement so as to provide reasonable flexibility to the shareholder in order to avoid being deemed the Beneficial Owner of the Common Shares subject to the lock-up agreement and potentially triggering the provisions of the Rights Plan.

A Permitted Lock-up Agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Take-Over Bid or other similar limitation on a Locked-up Person’s right to withdraw Common Shares so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Common Shares during the period of the other Take-Over Bid or transaction. Finally, under a Permitted Lock-up Agreement, no “break up” fees, “top up” fees, penalties, expenses or other amounts that exceed in aggregate the greater of (i) 2 1/2% of the price or value of the consideration payable under the Lock-up Bid; and (ii) 50% of the amount by which the price or value of the consideration received by a Locked-up Person under another Take-Over Bid or transaction exceeds what such Locked-up Person would have received under the Lock-up Bid; can be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender Common Shares to the Lock-up Bid or withdraws Common Shares previously tendered thereto in order to deposit such Common Shares to another Take-Over Bid or support another transaction.

(f)	Flip-in Event

A Flip-in Event occurs when any Person becomes an Acquiring Person. In the event that, prior to the Expiration Time, a Flip-in Event which has not been waived by the Board of Directors occurs (see “Redemption, Waiver and Termination”), each Right (except for Rights Beneficially Owned or which may thereafter be Beneficially Owned by an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a Joint Actor (or a transferee of any such Person), which Rights will become null and void) shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms of the Rights Plan, that number of Common Shares having an aggregate Market Price on the date of the Flip-in Event equal to twice the Exercise Price, for the Exercise Price (such Right being subject to anti-dilution adjustments). For example, if at the time of the Flip-in Event the Exercise Price is $75 and the Market Price of the Common Shares is $30, the holder of each Right would be entitled to purchase Common Shares having an aggregate Market Price of $150 (that is, five Common Shares) for $75 (that is, a 50% discount from the Market Price).

(g)	Permitted Bid and Competing Permitted Bid

A Permitted Bid is a Take-over Bid made by way of a Take-over Bid circular and which complies with the following additional provisions:

(i)	the Take-over Bid is made to all holders of record of Common Shares, other than the Offeror;

(ii)	the Take-over Bid contains irrevocable and unqualified conditions that:

A.	no Common Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date which is not less than 60 days following the date of the Take-over Bid and the provisions for the take-up and payment for Common Shares tendered or deposited thereunder shall be subject to such irrevocable and unqualified condition;

B.	unless the Take-over Bid is withdrawn, Common Shares may be deposited pursuant to the Take-over Bid at any time prior to the close of business on the date of first take-up or payment for Common Shares and all Common Shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the close of business on such date;

C.	more than 50% of the outstanding Common Shares held by Independent Shareholders must be deposited to the Take-over Bid and not withdrawn at the close of business on the date of first take-up or payment for Common Shares; and

D.	in the event that more than 50% of the then outstanding Common Shares held by Independent Shareholders have been deposited to the Take-over Bid and not withdrawn as at the date of first take-up or payment for Common Shares under the Take-over Bid, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Common Shares for not less than 10 Business Days from the date of such public announcement.

A Competing Permitted Bid is a Take-over Bid that is made after a Permitted Bid has been made but prior to its expiry and that satisfies all the requirements of a Permitted Bid as described above, except that a Competing Permitted Bid is not required to remain open for 60 days so long as it is open until the later of (i) the earliest date on which Common Shares may be taken-up or paid for under any earlier Permitted Bid or Competing Permitted Bid that is in existence and (ii) 35 days (or such other minimum period of days as may be prescribed by applicable law in Ontario) after the date of the Take-over Bid constituting the Competing Permitted Bid.

(h)	Redemption, Waiver and Termination

(i)	Redemption of Rights on Approval of Holders of Common Shares and Rights. The Board of Directors acting in good faith may, after having obtained the prior approval of the holders of Common Shares or Rights, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, appropriately adjusted for anti-dilution as provided in the Rights Agreement (the “Redemption Price”).

(ii)	Waiver of Inadvertent Acquisition. The Board of Directors acting in good faith may waive the application of the Rights Plan in respect of the occurrence of any Flip-in Event if (i) the Board of Directors has determined that a Person became an Acquiring Person under the Rights Plan by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and (ii) the Acquiring Person has reduced its Beneficial Ownership of Common Shares such that at the time of waiver the Person is no longer an Acquiring Person.

(iii)	Deemed Redemption. In the event that a Person who has made a Permitted Bid or a Take-over Bid in respect of which the Board of Directors has waived or has deemed to have waived the application of the Rights Plan consummates the acquisition of the Common Shares, the Board of Directors shall be deemed to have elected to redeem the Rights for the Redemption Price.

(iv)	Discretionary Waiver with Mandatory Waiver of Concurrent Bids. The Board of Directors acting in good faith may, prior to the occurrence of a Flip-in Event as to which the Rights Plan has not been waived under this clause, upon prior written notice to the Rights Agent, waive the application of the Rights Plan to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Common Shares. However, if the Board of Directors waives the application of the Rights Plan, the Board of Directors shall be deemed to have waived the application of the Rights Plan in respect of any other Flip-in Event occurring by reason of such a Take-over Bid made prior to the expiry of a bid for which a waiver is, or is deemed to have been, granted.

(v)	Discretionary Waiver respecting Acquisition not by Take-over Bid Circular. The Board of Directors acting in good faith may, with the prior consent of the holders of Common Shares, determine, at any time prior to the occurrence of a Flip-in Event as to which the application of the Rights Plan has not been waived, if such Flip-in Event would occur by reason of an acquisition of Common Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to holders of Common Shares and otherwise than by inadvertence when such inadvertent Acquiring Person has then reduced its holdings to below 20%, to waive the application of the Rights Plan to such Flip-in Event. However, if the Board of Directors waives the application of the Rights Plan, the Board of Directors shall extend the Separation Time to a date subsequent to and not more than 10 Business Days following the meeting of shareholders called to approve such a waiver.

(vi)	Redemption of Rights on Withdrawal or Termination of Bid. Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

If the Board of Directors is deemed to have elected or elects to redeem the Rights as described above, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights is to receive the Redemption Price. Within 10 Business Days of any such election or deemed election to redeem the Rights, the Company will notify the holders of the Common Shares or, after the Separation Time, the holders of the Rights.

(i)	Anti-Dilution Adjustments

The Exercise Price of a Right, the number and kind of securities subject to purchase upon exercise of a Right, and the number of Rights outstanding, will be adjusted in certain events, including:

(a)	if there is a dividend payable in Common Shares or Convertible Securities (other than pursuant to any optional stock dividend program, divided reinvestment plan or a dividend payable in Common Shares in lieu of a regular periodic cash dividend) on the Common Shares,

(b)	or a subdivision or consolidation of the Common Shares,

(c)	or an issuance of Common Shares or Convertible Securities in respect of, in lieu of or in exchange for Common Shares; or

(d)	if the Company fixes a record date for the distribution to all holders of Common Shares of certain rights or warrants to acquire Common Shares or Convertible Securities, or for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than regular periodic cash dividend or a dividend payable in Common Shares) or rights or warrants.

(j)	Supplements and Amendments

The Company may make amendments to correct any clerical or typographical error or which are necessary to maintain the validity of the Rights Agreement as a result of any change in any applicable legislation, rules or regulation. Any changes made to maintain the validity of the Rights Plan shall be subject to subsequent confirmation by the holders of the Common Shares or, after the Separation Time, the holders of the Rights.

Subject to the above exceptions, after the meeting, any amendment, variation or deletion of or from the Rights Agreement and the Rights is subject to the prior approval of the holders of Common Shares, or, after the Separation Time, the holders of the Rights.

The Board of Directors reserves the right to alter any terms of or not proceed with the Rights Plan at any time prior to the Meeting if the Board of Directors determines that it would be in the best interests of the Company and its shareholders to do so, in light of subsequent developments.

(k)	Expiration

If the Rights Plan is ratified, confirmed and approved at the Meeting, it will become effective immediately following such approval and remain in force until the earlier of the Termination Time (the time at which the right to exercise Rights shall terminate pursuant to the Rights Plan) and the termination of the annual meeting of the Shareholders in the year 2007 unless at or prior to such meeting the Company’s shareholders ratify the continued existence of the Rights Plan, in which case the Rights Plan would expire at the earlier of the Termination Time and the termination of the 2010 annual meeting of the Company’s shareholders.